ADVERTISING AGREEMENT ON DEE MARKET

This Advertising Media Agreement ("Agreement") is made and effective 25 September 2022, by and between **Skubbs Private Limited** of 27 Jalan Rimau, Level 1, Singapore 418723 ("Dee Market") and 广州志赋国际贸易有限公司 of 广州市番禺区桥南街南华路168号海伦堡御院西大门内街1803号 ("Client").

1. **Definitions**

1.1. "Confidential Information" shall mean all material and information supplied by Client that has or will come into Dee Market's possession or knowledge of Dee Market in connection with its performance hereunder. Confidential information does not include information that:

(a) is or becomes public knowledge through no fault of Dee Market;

(b) Dee Market knew before Client disclosed it;

(c) Dee Market obtains from sources other than Client who owe no duty of confidentiality to Client; or

(d) Dee Market independently develops.

1.2. "Deliverables" shall mean displaying of all planned ads on the web and native app platform of Dee Market under this Agreement.

1.3. "Schedule" shall mean the delivery dates for each Deliverable.

1.4. "Specifications" shall mean the functional specifications for the advertisements as directed by h Dee Market.

2. **Duties and Responsibilities**

2.1. **Specifications.** Dee Market shall define the Specifications, Deliverables, and Schedules with input from Client.

2.2. **Designs and Contents.** The Client shall be solely responsible for the contents, graphics and designs, provided to Dee Market in accordance with the Specifications. Any errors, omissions and changes as a result of the provided advertisements by Client shall not result in delay to the fulfillment and completion of the agreed upon scope of work.

2.3. **Exclusions.** The Client shall not include contents that are but not limited to prohibited items as follows:

A. Illegal products and services

· Illegal drugs, substances designed to mimic illegal drugs, and equipment designed for making or using drugs

- Fake references or ID-providing services
- Telecommunications manipulation equipment including jamming devices
- Any business or organization that (a) engages in, encourages, promotes or celebrates unlawful violence or physical harm to persons or property, or (b) engages in, encourages, promotes or celebrates unlawful violence toward any group based on race, religion, disability, gender, sexual orientation, national origin, or any other immutable characteristic
- Any other products or services that are in violation of law in the jurisdictions where your business is located

B. Products and services that infringe intellectual property rights

- Sales or distribution of music, movies, software, or any other licensed materials without appropriate authorization
- Counterfeit goods; illegally imported or exported products
- Unauthorized sale of brand name or designer products or services
- Any other products or services that directly infringe or facilitate infringement upon the trademark, patent, copyright, trade secrets, proprietary or privacy rights of any third party

C. Products and services that are unfair, predatory, or deceptive

- Pyramid schemes
- ‘Get rich quick’ schemes including: investment opportunities or other services that promise high rewards to mislead consumers; schemes that claim to offer high rewards for very little effort or up front work; sites that promise fast and easy money; businesses that make outrageous claims, use deceptive testimonials, use high-pressure upselling, and/or use fake testimonials; (with or without a written contract) offering unrealistic incentives/rewards as an inducement to purchase products or services but do not respond to any queries after the purchase
- No value added services including sale or resale of a service without added benefit to the buyer and resale of government offerings without authorization or added value
- Sales of online traffic or engagement
- Negative response marketing and telemarketing
- Predatory mortgage consulting, lending, credit repair and counseling services
- Predatory investment opportunities with no or low money down
- Remote technical support; mugshot publication or pay-to-remove sites; essay mills; chain letters; door-to-door sales
- Any other businesses that Stripe considers unfair, deceptive, or predatory towards consumers

D. Adult content and services

- Pornography and other mature audience content (including literature, imagery and other media) depicting nudity or explicit sexual acts
- Adult services including prostitution, escorts, pay-per view, sexual massages, and adult live chat features
- Adult video stores
- Gentleman's clubs, topless bars, and strip clubs
- Online dating services

E. Certain legal services

- Law firms collecting funds for purposes other than legal service fee
- Bankruptcy attorneys
- Bail bonds

F. Firearms, explosives and dangerous materials

- Guns, gunpowder, ammunitions, weapons, fireworks and other explosives
- Peptides, research chemicals, and other toxic, flammable and radioactive materials

G. Gambling

- Games of chance including gambling, internet gambling, sweepstakes and contests, fantasy sports leagues with for a monetary or material prize
- Sports forecasting or odds making with a monetary or material prize
- Lotteries
- Bidding fee auctions

H. Marijuana

- Cannabis products
- Cannabis dispensaries and related businesses

I. Cryptocurrencies and Non-Fungible Token ("NFT")

- Trading or market-making services of any cryptocurrencies, NFT and other related securities.
- Creation, development, and issuance of cryptocurrencies and NFTs related services.

3. **Delivery and Acceptance**

3.1. **Acceptance Period.** The Client will have 3 days following the date of this agreement to provide the artwork and no further changes will be entertained.

3.2. **Completion.** If the Dee Market delivers the ads in accordance with the Specifications and a mutually agreed Schedule, then the Dee Market shall be deemed to have completed its delivery obligations. If there is no rejection raised during the Acceptance Period, then the artwork will be finalised and used in the planned ad.

4. **Changes**

4.1. **Change Orders.** Clients may request changes to the Specifications, Deliverables, or Schedules during the Acceptance Period.

4.2. **Additional Time or Expense.** If the proposed change will, in the reasonable opinion of Dee Market, require a delay in delivery of the Software or would result in additional expense, then:

(a) Client and Dee Market shall confer; and

(b) Client may elect to either:

(i) withdraw its proposed change, or

(ii) require the Dee Market to deliver the advertisements with the proposed change, subject to the delay and/or additional expense. The additional expense will be agreed upon by the Client before any Changes will take place.

5. **Payment.**

5.1. **Development Costs.** The total cost of the project is SGD 507,000. Please refer project costing for the breakdown

6. **Project Timeline & Costing Fee Breakdown.** Please kindly find the table below:

Payment Terms	Description of Deliverable	Qty	Unit Amount (SGD)	Total Amount (SGD)
1	Banner Advertisement - 3 hours slots of choice per month	120 (Oct-Nov) / 70 (Dec)	1,500.00	465,000.00
2	Featured Listing - in X number of categories of choice for a continuous period of 1 month	X = 5 categories (Oct-Nov) X = 4 categories (Dec)	3,000.00	42,000.00
			Total per month	507,000.00

7.**Ownership of Software.** Client agrees that the Dee Market platform shall be the sole property of the Dee Market.

8. **Term.** This Agreement shall commence upon 1 October 2022 and continue for the next 2 months until 31 December 2022 or until all of the obligations of the parties have been performed. No earlier termination is provided herein.

9. **Representations**

9.1. **No Infringement.** Client represents and warrants that the artwork used will not infringe any patent, copyright, trademark, trade secret or other proprietary right of any person.

10. **Warranties**

10.1. **Performance.** Dee Market warrants that for a period of **this agreement,** Dee Market will display the advertisement in accordance with the Specifications.

10.2. **No Warranties.** There are no express or implied warranties, including the implied warranties of merchantability and fitness for a particular purpose, respecting this Agreement, the Software or Services.

11. **Acknowledgement-Relationship of the Parties**

11.1. **Independent Contractor.** Dee Market is an independent contractor and is not an employee or agent of Client.

11.2. **No Partnership.** Nothing in this Agreement creates a partnership or joint venture between the parties.

12. **Confidentiality.** During the term of this Agreement, Dee Market will use reasonable care to prevent the unauthorized use or dissemination of the Confidential Information.

13. **Third Party Claims.** Dee Markets will declare all third party software or plugins used for the delivery of the project and the type of license used. Clients will give approval for the usage of these third party software. Dee Markets will not be responsible for any claims thereafter by any third party for patent, copyright or trade secret rights breaches.

14. **Limitation of Liability.** Neither party shall be liable for any special, indirect, incidental or consequential damages (including damages for loss of business, profits or any other loss) incurred or suffered in connection with the Software [or services performed in connection with this agreement].

15. **Term and Termination.**

15.1. **Termination for Cause.** This Agreement may be terminated by either party upon written notice to the other, if:

(a) the other party breaches any material obligation; and

(b) the breaching party fails to cure such breach within 30 days of receipt of the notice.

15.2. **Payment of Outstanding Fees.** Client shall pay Dee Market for all services rendered and work performed up to the date of termination.

16. **General Provisions.**

16.1. **Dispute Resolution.** Any controversy or claim arising out of or relating to this contract shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the

American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

16.2. **Notices.** Any notice required by this Agreement or given in connection with it, shall be in writing and shall be given to the appropriate party by personal delivery or a recognized overnight delivery service such as FedEx.

If to Dee Market:
Skubbs Private Limited
27 Jalan Rimau, Level 1, Singapore 418723

If to Client:
广州志赋国际贸易有限公司
广州市番禺区桥南街南华路168号海伦堡御院西大门内街1803号

16.3. **Entire Agreement.** This Agreement contains the entire agreement between the parties and supersedes all understandings and agreements whether written or oral.

16.4. **Amendment.** No amendment or modification of this Agreement is valid unless in writing, signed by the parties.

16.5. **Governing Law.** This Agreement is governed by the laws of Singapore, without regard to any conflict of law principles.

16.6. **Force Majeure.** Except with regard to payment obligations, either party shall be excused from delays in performing or from failing to perform its obligations under this Agreement to the extent the delays or failures result from causes beyond the reasonable control of the party.

16.7. **No Waiver.** The waiver or failure of either party to exercise any right provided in this agreement shall not be deemed a waiver of any other right or remedy to which the party may be entitled.

16.8. **Severability.** If any provision of this Agreement is invalid, illegal, or unenforceable, the remainder of this Agreement will remain in full force and effect.

In Witness whereof, the parties have executed this Agreement as of the date first written above.

Agreed by the Client: 广州志赋国际贸易有限公司

SIGNATURE: */s/ S.Y Liang*

Name: MR. LIANG S.Y
Designation: Director
Date: 25 September 2022

Agreed by the Dee Market: Skubbs Private Limited

SIGNATURE: */s/ Zhongying Huang*

Name: Mr. Huang Zhongying
Designation: Director
Date: 25 September 2022

EXHIBIT A: SCHEDULE

No	Timing Slots		Preferred (but not guaranteed)
1	Monday to Friday	00:01 to 03:00	
		03:01 to 06:00	
		06:01 to 09:00	
		09:01 to 12:00	
		12:01 to 15:00	
		15:01 to 18:00	X
		18:01 to 21:00	X
		21:01 to 24:00	X
2	Saturday and Sunday	00:01 to 03:00	X
		03:01 to 06:00	X
		06:01 to 09:00	X
		09:01 to 12:00	X
		12:01 to 15:00	X
		15:01 to 18:00	X
		18:01 to 21:00	X
		21:01 to 24:00	X

EXHIBIT B: SPECIFICATIONS

Artwork provided for Featured Banner shall be at least of the following proportions and specifications:

- 700 x 250 pixels
- 150 pixels/inch
- 8 bit RGB colour

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